FUND PARTICIPATION AGREEMENT
THIS AGREEMENT made as of the 8th day of August, 1997, by and between the PBHG INSURANCE SERIES FUND, INC. ("FUND"), a Maryland corporation, PILGRIM BAXTER & ASSOCIATES, LTD. ("ADVISER"), a Delaware corporation, and EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of New York. WHEREAS, FUND is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "`40 Act"), as an open-end, diversified management investment company; and WHEREAS, FUND is organized as a series fund comprised of several Portfolios ("Portfolios"), with those currently available being listed on Appendix A hereto; and
WHEREAS, FUND was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies"); and
WHEREAS, FUND may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and
WHEREAS, FUND will apply for an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the `40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the FUND to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and
WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having FUND as one of the underlying funding vehicles for such Variable Contracts; and
WHEREAS, ADVISER is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and acts as the FUND's investment adviser; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of FUND to fund the aforementioned Variable Contracts and FUND is authorized to sell such shares to LIFE COMPANY at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, FUND, and ADVISER agree as follows:
 Article I.  SALE OF FUND SHARES
1.1 FUND agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed on Appendix B for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in FUND's Registration Statement.
1.2 FUND agrees to sell to LIFE COMPANY those shares of the selected Portfolios of FUND which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by FUND or its designee of the order for the shares of FUND. For purposes of this
Section 1.2, LIFE COMPANY shall be the designee of FUND for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by FUND; provided that LIFE COMPANY receives the order by the close of business of the New York Stock Exchange and FUND receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as FUND and LIFE COMPANY may agree in writing) of such order by 9:00 a.m. New York time on the next following Business Day. In the event of a natural or manmade disaster, armed conflict, act of terrorism, riot, labor disruption or any other circumstance beyond LIFE COMPANY's control (not caused by its own negligence or which could have been adequately remedied if not for LIFE COMPANY's negligence), LIFE COMPANY shall transmit an estimate of such order by 9:00 a.m. New York time on the next following Business Day, with a definitive order to be transmitted by 12:00 noon on such day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which FUND calculates its net asset value pursuant to the rules of the SEC.
1.3 FUND agrees to redeem on LIFE COMPANY's request, any full or fractional shares of FUND held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by FUND or its designee of the request for redemption, in accordance with the provisions of this agreement and FUND's Registration Statement. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of FUND for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by FUND; provided that LIFE COMPANY receives the request for redemption by the closing of business of the New York Stock Exchange and FUND receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as FUND and LIFE COMPANY may agree in writing) of such request for redemption by 9:00 a.m. New York time on the next following Business Day.
1.4 FUND shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of FUND. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. FUND shall notify LIFE COMPANY or its designee of the number of shares so issued as payment of such dividends and distributions.
1.5 FUND shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If the net asset value per share for the selected Portfolio(s) are unavailable by 6:30 p.m. New York time, FUND shall provide LIFE COMPANY with such net asset value by no later than 7:30 p.m. New York time. If FUND provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. If LIFE COMPANY suffers any out-of-pocket expenses as a result of FUND or its designee providing LIFE COMPANY with an incorrect net asset value for any Portfolio, ADVISER will reimburse LIFE COMPANY for all such reasonable expenses suffered by LIFE COMPANY.
1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it to determine the net dollar amount of FUND shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to FUND by LIFE COMPANY by 9:00 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.
1.7 If LIFE COMPANY's order requests the purchase of FUND shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to FUND or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, FUND shall use its best efforts to wire the redemption proceeds to LIFE COMPANY by the close of the Business Day on which the order is transmitted to FUND or its designee, subject to such longer period of time as may be permitted by the '40 Act or the rules, orders or regulations thereunder.
1.8 (a) FUND agrees that all shares of the Portfolios of FUND will be sold only to Participating Insurance Companies which have agreed to participate in FUND to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of FUND will not be sold directly to the general public. (b) The FUND agrees that through October 31, 1998, shares of the FUND's Select 20 Portfolio will be sold only to LIFE COMPANY and to Fidelity Investments Life Insurance Company, an affiliate of LIFE COMPANY. The foregoing sentence shall not apply if before October 31, 1998, LIFE COMPANY or Fidelity Investments Life Insurance Company adds any additional investment option to any of their Separate Accounts to be funded by an investment company other than those advised by or sponsored by Morgan Stanley & Co., Warburg, Pincus, Strong Capital Management or Fidelity Management & Research Company or any of their respective affiliates.
1.9 FUND may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of or liquidate any Portfolio of FUND if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors of the FUND (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.
1.10 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.
 Article II.  REPRESENTATIONS AND WARRANTIES
2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Fidelity Brokerage Services, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "'34 Act").
2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the `40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.
2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "`33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with applicable state insurance law suitability requirements.
2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify FUND immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5 FUND represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and FUND shall be registered under the `40 Act prior to and at the time of any issuance or sale of such shares. FUND, subject to Section 1.9 above, shall amend its registration statement under the `33 Act and the `40 Act from time to time as required in order to effect the continuous offering of its shares. FUND shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by FUND.
2.6 FUND represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance. Contemporaneously with the execution of this Agreement, FUND will furnish a copy of its written compliance procedures concerning Section 817 and Regulation 1.817-5 to LIFE COMPANY. ADVISER agrees to provide LIFE COMPANY a statement of the assets of each Portfolio in which LIFE COMPANY invests within 20 days after the end of each calendar quarter, together with a statement certifying that each such Portfolio has complied with the requirements of Section 817 and Rule 1.817-5 for the quarter, and that each such Portfolio has for the calendar quarter complied with all diversification and other requirements for qualification as a regulated investment company under Section 851.
2.7 FUND represents and warrants that each Portfolio invested in by the Separate Account has elected to be treated as a "regulated investment company" under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.
 2.8. ADVISER represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws. The FUND and ADVISER represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the FUND are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the FUND in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The FUND and ADVISER further represent and warrant that the FUND and its directors are and at all times will be covered by an errors and omissions policy in an amount of not less than $30,000,000.
Article III.  PROSPECTUS AND PROXY STATEMENTS
3.1 FUND shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of FUND. FUND shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.
3.2 At least annually, FUND or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus, proxy materials, notices, annual report and semi-annual report for the shares of the Portfolios as LIFE COMPANY may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. FUND or its designee shall provide LIFE COMPANY, at ADVISER's expense, with as many copies of the current prospectus, annual report and semi-annual report for the shares as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts and existing Variable Contract owners whose Variable Contracts are not funded by shares of the Fund. If requested by LIFE COMPANY in lieu thereof, FUND or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus, annual report and semi-annual report as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus, annual report and semi-annual report for the Variable Contracts and the prospectus, annual report and semi-annual report for the FUND shares printed together in one document. The FUND's share of printing and production costs for such materials shall be determined by assigning to the FUND a pro-rata share of such expenses, the calculation of which shall be determined by applying the following formula:
    A/B   x   C
Where A equals the number of pages contained in the document relating to the Fund; B equals the total number of pages in the entire document and C equals the total cost of printing and producing the entire document. LIFE COMPANY shall provide the FUND, or its designee, and the ADIVSER with such information as may be reasonably necessary to allow the FUND and the ADVISER to assure themselves that the FUND's allocated portion of expenses do not include the cost of printing any prospectuses, statements of additional information, annual reports or semi-annual reports other than those actually distributed to existing owners of Variable Contracts whose contracts are funded by the FUND's shares.
3.3 LIFE COMPANY shall bear the expenses of distributing the FUND's prospectuses, annual reports and semi-annual reports to prospective Variable Contract owners. Fund shall bear a portion of the postage and mailing expenses with respect to such materials that are delivered to Variable Contract owners. The FUND shall bear a portion of such expenses in accordance with the following formula:
    A   x   F
    A + B + C + D + E
Where A is the aggregate number of Variable Contract Owners who own shares of the Fund, B is the aggregate number of Variable Contract owners who own shares of mutual funds advised by FMR; C, D and E are the aggregate number of Variable Contract owners who own shares in the other mutual funds participating in the Variable Contracts as available investment options. F equals the total cost of postage and handling attributable to such materials to all Variable Contract owners. In the event that LIFE COMPANY requests that FUND, or its designee, provide FUND's prospectus, annual report and semi-annual report in a "camera ready" or diskette format, FUND shall be responsible for providing the prospectus, annual report and semi-annual report in the format in which it is accustomed and shall bear the expense of providing the prospectus, annual report and semi-annual report in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with its customary format.
3.4 FUND will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual
reports, proxy statements,   exemptive applications and all amendments or
supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide FUND with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.
 Article IV.  SALES MATERIALS
4.1 LIFE COMPANY will furnish, or will cause to be furnished, to FUND and ADVISER, each piece of sales literature or other promotional material in which FUND or ADVISER is named, at least ten (10) Business Days prior to its intended use. No such material will be used if FUND or ADVISER objects to its use in writing within seven (7) Business Days after receipt of such material.
4.2 FUND and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within seven (7) Business Days after receipt of such material.
4.3 FUND and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.
4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of FUND or concerning FUND other than the information or representations contained in a registration statement or prospectus for FUND, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by FUND or its designee, except with the written permission of FUND.
4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the `40 Act or the '33 Act.
 Article V.  POTENTIAL CONFLICTS
5.1 The parties acknowledge that FUND will be filing an application with the SEC to request an order granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit FUND shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. It is anticipated that the Exemptive Order, when and if issued, shall require FUND and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this
Section 5. If the Exemptive Order imposes conditions materially different from those provided for in this Section 5, the conditions and undertakings imposed by the Exemptive Order shall govern this Agreement and the parties hereto agree to amend this Agreement consistent with the Exemptive Order. The Fund will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.
5.2 The Board will monitor FUND for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts investing in FUND. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of FUND are being managed; (e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.
5.3 LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Variable Contract owners.
5.4 If a majority of the Board or majority of its disinterested Directors, determines that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from FUND or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of FUND, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of FUND, to withdraw the Separate Account's investment in FUND, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.
For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will FUND or ADVISER (or any other investment adviser of FUND) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.
5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.
5.6 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.
 Article VI.  VOTING
6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners.
LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in FUND calculates voting privileges in a manner consistent with other Participating Insurance Companies. LIFE COMPANY will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions. ADVISER will bear all expenses incurred by LIFE COMPANY in connection with the (solicitation) tabulation and any necessary archiving of any proxy materials, provided LIFE COMPANY uses a tabulation service designated by ADVISER.
6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the `40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then FUND, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.
 Article VII.  INDEMNIFICATION
7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless FUND, ADVISER and each of their directors, principals, officers, employees and agents and each person, if any, who controls FUND or ADVISER within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:
(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of FUND for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or
(b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of FUND not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or FUND shares; or
(c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FUND by or on behalf of LIFE COMPANY; or
(d) arise as a result of any failure by LIFE COMPANY to provide substantially the services and furnish the materials under the terms of this Agreement; or
(e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.
7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.4 Indemnification by ADVISER. ADVISER agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ADVISER which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:
  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ADVISER or FUND by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for FUND or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or
 (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or persons under its control) or wrongful conduct of FUND or ADVISER or persons under their control, with respect to the sale or distribution of the Variable Contracts or FUND shares; or
(c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of FUND; or
 (d) arise as a result of (i) a failure by FUND to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or
  (e) arise out of or result from any material breach of any representation and/or warranty made by ADVISER in this Agreement or arise out of or result from any other material breach of this Agreement by ADVISER.
7.5 ADVISER shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
7.6 ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ADVISER of any such claim shall not relieve ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, ADVISER shall be entitled to participate at its own expense in the defense thereof. ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from ADVISER to such party of ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
 Article VIII.  TERM; TERMINATION
8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.
8.2  This Agreement shall terminate in accordance with the following provisions:
(a) At the option of LIFE COMPANY at any time from the date hereof upon 60 days' notice, unless a shorter time is agreed to by the parties;
(b) At the option of the FUND at any time from the date hereof upon 120 days' notice, unless shorter time is agreed to by the parties;
(c) At the option of LIFE COMPANY, if FUND shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless FUND makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;
(d) At the option of LIFE COMPANY, upon the institution of formal proceedings against FUND by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair FUND's ability to meet and perform FUND's obligations and duties hereunder.
Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;
(e) At the option of FUND, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in FUND's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by FUND with said termination to be effective upon receipt of notice;
(f) In the event FUND's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;
(g) At the option of FUND if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if FUND reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;
(h) At the option of LIFE COMPANY, upon FUND's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to FUND;
(i) At the option of FUND, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of FUND within ten days after written notice of such breach is delivered to LIFE COMPANY;
(j) At the option of FUND, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;
(k) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, FUND, and ADVISER, termination shall be effective immediately upon such occurrence without notice, except that LIFE COMPANY may assign this Agreement to an affiliated life insurance company without consent.
8.3 Notwithstanding any termination of this Agreement pursuant to Section 8.2(a), 8.2(c), (d), (h) or (k) hereof, the FUND shall, at the option of LIFE COMPANY, continue to make available additional FUND shares, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in FUND, redeem investments in FUND and/or invest in FUND upon the payment of additional premiums under the Existing Contracts. If FUND shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.
8.4 LIFE COMPANY shall not redeem FUND shares attributable to the Variable Contracts (as opposed to FUND shares attributable to LIFE COMPANY's assets held in its Separate Accounts) except (i) as necessary to implement Variable Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, LIFE COMPANY will promptly furnish to the FUND and the ADVISER the opinion of counsel for LIFE COMPANY (which counsel shall be reasonably satisfactory to the FUND and the ADVISER) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Contracts, LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts without first giving the FUND and the ADVISER sixty (60) days notice of its intention to do so.
 Article IX.  NOTICES
Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to FUND:   PBHG Insurance Series Fund, Inc.
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
  Attention:   Mr. Brian F. Bereznak
With a copy to:   PBHG Insurance Series Fund, Inc.
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
   Attention:  John M. Zerrr, Esq.
If to the ADVISER:  PBHG Insurance Series Fund, Inc.
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
  Attention:   Mr. Brian F. Bereznak
With a copy to:   PBHG Insurance Series Fund, Inc.
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
   Attention:  John M. Zerrr, Esq.

If to LIFE COMPANY:  Empire Fidelity Investments Life Insurance Company
     82 Devonshire Street
     Mail Zone R25B
     Boston, MA  02109-3614
     Attn:  Richard C. Murphy
Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.
 Article X.  MISCELLANEOUS
10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.
10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Directors or officers of FUND or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with FUND or a Portfolio must look solely to the property of FUND or that Portfolio, respectively, for enforcement of any claims against FUND or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.
10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by FUND, ADVISER and the LIFE COMPANY.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.
PBHG INSURANCE SERIES FUND, INC.
By:_____________________________
Name:
Title:
PILGRIM BAXTER & ASSOCIATES, LTD.
By:_____________________________
Name:
Title:
EMPIRE FIDELITY INVESTMENTS LIFE
 INSURANCE COMPANY
By:______________________________
Name:
Title:
 APPENDIX A
PBHG Insurance Series Fund, Inc. - Portfolios
PBHG Growth II Portfolio
PBHG Technology & Communications Portfolio
PBHG Select 20 Portfolio
PBHG Large Cap Value Portfolio
PBHG Small Cap Value Portfolio

 APPENDIX B
Separate Accounts      Selected Portfolios
Empire Fidelity Investments   PBHG Growth II Portfolio
 Variable Annuity Account I   PBHG Technology &
        Communications Portfolio
       PBHG Select 20 Portfolio
       PBHG Large Cap Value Portfolio
       PBHG Small Cap Value Portfolio
FundPart\Fidelity